As filed with the Securities and Exchange Commission on June 24, 1997
                                                      Registration No. 33-95110

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ZILOG, INC.
        --------------------------------------------------------
         (Exact name of registrant as specified in its charter)



               Delaware                                        13-3092996
    ---------------------------------                     ---------------------
     (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                      Identification No.)



       210 East Hacienda Avenue
         Campbell, California                                   95008-6600
---------------------------------------                      ----------------
(Address of principal executive offices)                        (Zip code)



                                   ZILOG, INC.
                       1994 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)



                                  EDGAR A. SACK
                      President and Chief Executive Officer
                                   ZILOG, INC.
                            210 East Hacienda Avenue
                         Campbell, California 95008-6600
                                 (408) 370-8000
                            ------------------------
                          (Name, address and telephone
                          number of agent for service)



This Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Zilog, Inc., a Delaware corporation (the "Company"), of the contents of Zilog, Inc., a California corporation's ("Zilog California") Form S-8 Registration Statement, Registration No. 33-95110, filed on July 28, 1995. In accordance with Section 252 of the Delaware General Corporation Law, the Company is the surviving corporation of a merger of Zilog California with and into the Company (the "Merger") for the sole purpose of changing the state of incorporation of Zilog California from the State of California to the State of Delaware. In the Merger, which was consummated on May 22, 1997, each share of capital stock of Zilog California was converted into one share of capital stock of the Company.

     In accordance with Rule 414, the Company, as the successor issuer, hereby expressly adopts this registration statement, as well as the employee benefit plan to which it relates, of Zilog California as its own for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

     The registration fees were paid at the time of the original filing of this registration statement.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Company's board of directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article X of the Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and agents to the maximum extent permitted by law.

     As permitted by Sections 102 and 145 of the Delaware GCL, Article IX of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damage to the Company and its stockholders arising from a breach or alleged breach of the director's fiduciary duty except to the extent not permitted under the Delaware GCL.

     The Company has also entered into separate indemnification agreements with its directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

     William H. Janeway and Henry Kressel, directors of the Company, are indemnified by Warburg, Pincus Capital Company, L.P. with respect to specified liabilities which they might incur in their capacities as directors of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on June 24, 1997.

                                      ZILOG, INC.



                                      By           /s/ Edgar A. Sack
                                         ---------------------------------------
                                                     Edgar A. Sack
                                           Chairman, Chief Executive Officer
                                                     and President




                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDGAR A. SACK and RICHARD R. PICKARD, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                      Title                         Date
         ---------                      -----                         ----


    /s/ Edgar A. Sack
--------------------------      Chairman, Chief Executive        June 24, 1997
      Edgar A. Sack             Officer and President
                                (Principal Executive
                                Officer)

         Signature                      Title                         Date
         ---------                      -----                         ----


 /s/ Robert E. Collins
--------------------------      Vice President,                   June 24, 1997
     Robert E. Collins          Chief Financial
                                Officer and Treasurer
                                (Principal Financial
                                Officer)


 /s/ Thomas J. Connors
--------------------------      Director                          June 24, 1997
     Thomas J. Connors



/s/ William H. Janeway
--------------------------      Director                          June 24, 1997
    William H. Janeway



  /s/ Henry Kressel
--------------------------      Director                          June 24, 1997
      Henry Kressel



 /s/ Larry W. Wangberg
--------------------------      Director                          June 24, 1997
     Larry W. Wangberg



  /s/ Robert M. White
--------------------------      Director                          June 5, 1997
      Robert M. White